As filed with the Securities and Exchange Commission on November 21, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 21, 2017

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth G. Romanzi as Executive Vice President and Chief Operating Officer

On November 21, 2017, B&G Foods announced that our board of directors appointed Kenneth G. Romanzi as Executive Vice President and Chief Operating Officer, effective December 4, 2017.

Mr. Romanzi, age 57, joined B&G Foods from WhiteWave Foods where he served as president, fresh foods from March 2016 to October 2017, and led Earthbound Farm Organic.  Prior to joining WhiteWave, Mr. Romanzi, served as senior vice president and chief operating officer, global brands of Ocean Spray Cranberries, Inc. from 2013 to 2015, and as senior vice president and chief operating officer of Ocean Spray’s North American food and beverage business from 2004 to 2013.

Before that, Mr. Romanzi served as president, U.S. toys division of Hasbro Inc.; president and chief executive officer of Ultimate Juice Company, a premium juice company whose brands included the Naked Juice brand; and president and chief executive officer of Balducci’s Direct, a gourmet food catalog business. Mr. Romanzi also served in positions of increasing responsibility at Nabisco, Inc., including president of Nabisco Refrigerated Foods and senior vice president sales & distribution of Nabisco Biscuit Company, and served at Cadbury Schweppes, as vice president, marketing and strategic planning, North America. Mr. Romanzi began his career in marketing at Frito-Lay, Inc. Mr. Romanzi earned a bachelor of science in finance & accounting from Babson College.

There are no arrangements or understandings between Mr. Romanzi and any other person pursuant to which he was appointed as our company’s Executive Vice President and Chief Operating Officer.  There is no family relationship between Mr. Romanzi and any director, executive officer, or person nominated or chosen by our company to become a director or executive officer of our company.  B&G Foods has not entered into any transactions with Mr. Romanzi that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Employment Agreement

Overview; Base Salary.  On November 21, 2017, B&G Foods entered into an employment agreement with Mr. Romanzi.  The agreement provides that effective December 4, 2017, Mr. Romanzi will be employed as Executive Vice President and Chief Operating Officer at an annual base salary of $550,000, or such higher figure as may be determined at an annual review of his performance and compensation by the compensation committee of our board of directors.  Mr. Romanzi will also receive a sign-on bonus of $250,000 upon joining B&G Foods, a relocation assistance payment of $100,000 and a temporary living and travel allowance of $8,350 per month for up to six months.

Term.  The term of the agreement extends through December 31, 2018, subject to automatic one-year extensions, unless earlier terminated.  The agreement may be terminated by Mr. Romanzi at any time for any reason, provided that he gives us 60 days advance written notice of his resignation, subject to special notice rules in certain instances as described below, including a change in control or a deemed termination “without cause.”

The agreement may also be terminated by B&G Foods for any reason, including for “cause” (we must give 60 days’ advance written notice if the termination is without cause).  As defined in the agreement, a termination for cause includes termination by us due to conviction of a felony or any other crime involving moral turpitude, whether or not relating to Mr. Romanzi’s employment; habitual unexcused absence from the facilities of B&G Foods; habitual substance abuse; willful disclosure of material confidential information of B&G Foods and/or its subsidiaries or other affiliates; intentional violation of conflicts of interest policies established by our board of directors; wanton or willful failure to comply with the lawful written directions of our board of directors or other superiors; and willful misconduct or gross negligence that results in damage to the interests of B&G Foods and its subsidiaries or other affiliates.  Mr. Romanzi will be considered to be terminated without cause if he resigns because we have substantially changed or altered Mr. Romanzi’s authority or duties so as to effectively prevent him from performing the duties of the Executive Vice President and Chief Operating Officer as defined in the agreement, or require that his office be located at and/or principal duties be performed at a location more than 45 miles from the present headquarters located in Parsippany, New Jersey.  In this event, Mr. Romanzi must notify us within 30 days and must allow us 30 days to restore his duties.

Mr. Romanzi will also be considered to be terminated without cause if he terminates his employment following a change in control if after the change in control he is not the Executive Vice President and Chief Operating Officer with duties and responsibilities substantially equivalent to those described in the agreement or is not entitled to substantially the same benefits as set forth in the agreement. In this event, Mr. Romanzi must give us written notice of his resignation within 90 days after the change in control.

Annual Bonus Awards.  Mr. Romanzi is eligible to earn additional annual incentive compensation under our annual bonus plan, in amounts ranging from 0% of his base salary at “threshold” to 80% of his base salary at “target” to 160% of his base salary at “maximum,” if performance benchmarks, as defined in the annual bonus plan are met.

Long-Term Incentive Awards.  Mr. Romanzi is also entitled to participate in B&G Foods’ long-term incentive plans, as shall be adopted and/or modified from time to time by the compensation committee.  Mr. Romanzi is eligible to earn long-term incentive awards (LTIAs) as a percentage of his base salary on the grant date of such awards, with such percentage to be determined by the compensation committee.  For performance share LTIAs, the percentages of base salary that it is anticipated Mr. Romanzi will be eligible to earn based on performance range from 37.5% at “Threshold” to 75% at “Target” to 150% at “Maximum,” as such terms are defined in the performance share LTIAs.  Each year, at the discretion of the compensation committee, it is anticipated that Mr. Romanzi will be eligible to receive stock options equivalent on the grant date to 25% of his base salary.

Other Benefits.  Mr. Romanzi is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, (3) participate in all employee benefit plans maintained by B&G Foods for its executive officers, and (4) receive other customary employee benefits.

Severance Benefits.  In the case of termination by us without cause, termination by us due to Mr. Romanzi’s disability or death, or a resignation by Mr. Romanzi described above that is considered to be a termination by us without cause (including upon a change of control subject to the occurrence of the second trigger described above), the agreement provides that he will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a severance period of one year: (1) salary continuation payments for each year of the severance period in an amount per year equal to 180% of his then current annual base salary, (2) continuation during the severance period of medical, dental, life insurance and disability insurance for Mr. Romanzi, his spouse and his dependents, or if the continuation of all or any of the benefits is not available because of his status as a terminated employee, a payment equal to the market value of the excluded benefits, (3) if allowable under B&G Foods’ qualified defined benefit pension plan in effect on the date of termination, one additional year of service credit under the qualified defined benefit pension plan, and (4) outplacement services.  The severance period will be increased to two years after the date of termination of employment if Mr. Romanzi terminates his employment following a change in control upon the occurrence of the second trigger described above or if we terminate Mr. Romanzi’s employment without cause within one year following a change of control.

No Excise Tax Gross-Up.  Mr. Romanzi is not entitled to any “golden parachute” excise tax gross-up payments under the employment agreement or any other agreement or plan with our company.

Non-Competition Agreement.  During Mr. Romanzi’s employment and for one year after his voluntary resignation or termination for cause, Mr. Romanzi has agreed that he will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.  Receipt of the severance benefits described above after a voluntary resignation or termination for cause is contingent on Mr. Romanzi’s compliance with this non-competition agreement.

A copy of the employment agreement is attached to this report as Exhibit 10.1.  A copy of the press release we issued to announce the appointment of Mr. Romanzi is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Employment Agreement, dated as of November 21, 2017, between Kenneth G. Romanzi and B&G Foods, Inc.

99.1	Press Release dated November 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 21, 2017	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary